Exhibit 10.11

ION Acquisition Corp 3 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel

April 15, 2021

Third Point LLC

55 Hudson Yards

New York, NY 10001

Re:	Offer to Purchase certain Shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”) at a price of $10.00 per Class A Share of ION Acquisition Corp 3 Ltd. (the “Company”).

Ladies and Gentlemen:

ION Acquisition Corp 3 Ltd. has filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the Company’s initial public offering (“IPO”) of Class A Shares. In connection with the IPO, Third Point LLC (“Third Point”) has indicated its interest in purchasing Class A Shares of the Company in an amount not to exceed 9.9% of the Public Shares issued in the IPO (excluding any shares sold pursuant to the exercise by the underwriters of the underwriter’s over-allotment option (the “Over-Allotment”)).

Pursuant to this side letter agreement (this “Side Letter”), if Third Point purchases an amount of Class A Shares in an amount greater than 5% of the total Class A Shares sold in the IPO (excluding any shares sold pursuant to the Over-Allotment), the Company agrees to use commercially reasonable efforts to provide Third Point the opportunity to purchase, on a private placement basis, shares offered in a future equity financing (“PIPE Shares”), through a private placement of Class A Shares (a “PIPE Transaction”), in connection with a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The amount of such PIPE Shares to be offered to Third Point in connection with such Business Combination shall be no less than 10% of the total number of Class A Shares sold in the PIPE Transaction and, if Third Point elects to purchase such PIPE Shares, the Company shall enable Third Point to purchase such PIPE Shares at the same purchase price and on the same terms as the other investors purchasing shares in the PIPE Transaction.

This Side Letter may be executed by any one or more of the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Side Letter by facsimile or transmitted electronically in either TIFF or PDF shall be equally effective as delivery of a manually executed counterpart hereof.

This Side Letter may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver or termination is sought.

This Side Letter constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Side Letter shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

This Side Letter shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

This Side Letter, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by you, this Side Letter and such acceptance hereof shall constitute a binding agreement between the Parties.

[Signature pages follow]

Very truly yours,

ION Acquisition Corp 3 Ltd.

By:	/s/ Anthony Reich
Name:	Anthony Reich
Title:	Chief Financial Officer

[Signature Page to Side Letter]

Accepted as of the date hereof:

Third Point LLC

By:	/s/ Josh Targoff,
Name	Josh Targoff,
Title:	Partner, COO and General Counsel

[Signature Page to Side Letter]

3